Exhibit 5.1


                        WILSON SONSINI GOODRICH & ROSATI


                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                 March 12, 1999

3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA 95052

         Re:Registration Statement on Form S-8
         NBX Corporation 1996 Stock Plan and NBX Corporation 1998 Stock Plan

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by 3Com Corporation, a Delaware corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about March 12, 1999, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 509,912 shares of your Common Stock, $0.01 par value (the "Shares"), reserved for issuance pursuant to the NBX Corporation 1996 Stock Plan and the NBX Corporation 1998 Stock Plan (collectively the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plans.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus, and any subsequent amendment thereto.


                                      Very truly yours,

                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.
                                      ------------------------------------------
                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation